Exhibit 99.1

Contact:	Timothy R. Yost	2000 Pennsylvania Avenue, N.W.
	Chief Financial Officer	Suite 6000
	(202) 777-5455	Washington, D.C. 20006
	heroldl@executiveboard.com	www.executiveboard.com

THE CORPORATE EXECUTIVE BOARD REPORTS SECOND-QUARTER EARNINGS OF
$0.32 PER DILUTED SHARE ON 33% REVENUE GROWTH

WASHINGTON, D.C. (July 26, 2004) — The Corporate Executive Board Company (CEB) (NASDAQ/NM: EXBD) today announced financial results for the second quarter and six months ended June 30, 2004. Revenues for the second quarter increased 33.5% to $67.2 million from $50.3 million for the second quarter of 2003. Net income increased 34.2% to $12.7 million from $9.5 million. Earnings per diluted share for the second quarter increased 28.0% to $0.32 from $0.25 for the second quarter of 2003.

For the first six months of 2004, revenues were $131.2 million, a 34.4% increase from $97.6 million for the first half of 2003. Net income grew 38.7% to $24.7 million from $17.8 million. Earnings per diluted share for the first six months of 2004 increased 34.0% to $0.63 from $0.47 for the same prior-year period.

In October 2003, the Office of Tax and Revenue of the District of Columbia accepted CEB’s certification as a Qualified High Technology Company (QHTC). As a QHTC, the Company’s Washington, D.C. statutory income tax rate was reduced to 0.0%, from 9.975%, and the Company adjusted its tax rate in the third quarter of 2003 to reflect the new QHTC tax benefits. In order to present financial results on a comparable basis, CEB is also providing pro forma net income and earnings per diluted share in 2004 that adjust the 2003 tax rate to reflect the QHTC certification as if it had been made at the beginning of 2003. By this methodology, pro forma net income for the second quarter of 2004 increased 18.6% to $12.7 million from an adjusted $10.7 million in 2003. Pro forma net income for first six months of 2004 increased 22.5% to $24.7 million from an adjusted $20.2 million in 2003. Pro forma earnings per diluted share for the second quarter of 2004 increased 14.3% to $0.32 from an adjusted $0.28. Pro forma earnings per diluted share for the first six months of 2004 increased 18.9% to $0.63 from an adjusted $0.53 in 2003. A reconciliation of CEB’s reported and pro forma results is set forth in the notes to the Financial Highlights section below.

Jay McGonigle, Chairman and CEO of the Corporate Executive Board commented, “We are very happy with our second-quarter performance and the excellent start to 2004. All of our key growth metrics are on track, with cross-sell ratio and new clients running at the high end of their target ranges. The cross-sell ratio climbed to 3.14 membership programs per institution, up from 2.76 at this time last year, and new companies and institutions including A.G. Edwards, American Eagle Outfitters, Donnelly Corporation, ESPN, Federal Reserve Bank of New York, PepsiCo Europe, State of Wisconsin, and Warner Bros. Entertainment joined their first CEB program in the quarter. Price increases are running within our 3-5% target range, and you can see the total impact of these key growth metrics reflected in our 32.1% contract value growth for the quarter.

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EXBD Announces Second-Quarter Results

July 26, 2004

“Today, I am also delighted to announce our newest research program: the Tax Director Roundtable (TDR). The inaugural agenda is focused on best practices in integrating tax and financial reporting, tax staff management, tax shelter disclosure, and other similar and increasingly critical challenges. As do all of our new programs, TDR has benefited enormously from the advice and guidance of our charter members, including senior tax executives from: Allstate, American Airlines, The Clorox Company, Ingersoll-Rand, Sears, Textron, Viacom and Wells Fargo. The program is off to a strong start, and brings our total number of membership-based research programs to 29.”

Outlook for 2004

The following statements summarize the Company’s guidance for 2004.

The Company is increasing its target for third-quarter revenue to $69.0 million and is maintaining its revenue guidance for fourth-quarter revenue at $71.9 million. For the full year, the Company expects continued modest expansion in the operating margin within its target annual range of 25 – 30%. As in the past, the operating margin may fluctuate on a quarterly basis.

For 2004, the Company expects other income of approximately $9.7 million, an effective income tax rate of approximately 33% and diluted weighted shares outstanding of approximately 40.2 million to 40.7 million.

The Company is also raising its guidance on earnings per diluted share for 2004 to $1.40. For the balance of 2004, the Company expects earnings per diluted share of $0.37 for the third quarter, and $0.40 for the fourth quarter.

Forward-Looking Statements

The Outlook section of this news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are hereby cautioned that these statements may be affected by the important factors, among others, set forth below and in CEB’s filings with the Securities and Exchange Commission, and consequently, actual operations and results may differ materially from the results discussed in the forward-looking statements. Factors that could cause actual results to differ materially from those indicated by forward-looking statements include, among others, our dependence on renewals of our membership-based services, our inability to know in advance if new products will be successful, difficulties we may experience in anticipating market trends, our need to attract and retain a significant number of highly skilled employees, restrictions on selling our products and services to the health care industry, continued consolidation in the financial institutions industry, which may limit our business with such companies, fluctuations in operating results, our potential inability to protect our intellectual property rights, our potential exposure to litigation related to our content, our potential exposure to loss of revenue resulting from our unconditional service guarantee, various factors that could affect our estimated income tax rate or our ability to use our existing deferred tax assets, whether the Washington, D.C. Office of Tax and Revenue withdrawals our QHTC status and possible volatility of our stock price. These factors are discussed more fully in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of CEB’s filings with the Securities and Exchange Commission, including, but not limited to, its 2003 annual report on Form 10-K. The

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EXBD Announces Second-Quarter Results

July 26, 2004

forward-looking statements in this press release are made as of July 26, 2004 and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

The Corporate Executive Board Company is a leading provider of best practices research and analysis focusing on corporate strategy, operations and general management issues. CEB provides its integrated set of services currently to more than 2,100 of the world’s largest and most prestigious corporations, including over 80% of the Fortune 500. These services are provided primarily on an annual subscription basis and include best practices research studies, executive education seminars, customized research briefs and Web-based access to a library of over 275,000 corporate best practices.

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EXBD Announces Second-Quarter Results

July 26, 2004

THE CORPORATE EXECUTIVE BOARD COMPANY
Financial Highlights
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
Financial Highlights
Revenues	$67,198	$50,339	$131,177	$97,622
Net income	$12,733	$9,487	$24,713	$17,823
Basic earnings per share	$0.33	$0.25	$0.66	$0.48
Diluted earnings per share	$0.32	$0.25	$0.63	$0.47
Weighted average shares outstanding:
Basic	38,151	37,372	37,697	37,298
Diluted	39,684	38,415	39,301	38,146

Pro forma net income (1)	$12,733	$10,735	$24,713	$20,167
Pro forma diluted earnings per share (1)	$0.32	$0.28	$0.63	$0.53

(1) Reconciliation of GAAP to pro forma net income and pro forma diluted earnings per share:

Net income, as reported	$12,733	$9,487	$24,713	$17,823
Non-cash charge to value deferred tax assets, net, at new statutory Washington, D.C. rate of 0.0%, net of tax credits	—	1,248	—	2,344

Pro forma net income	$12,733	$10,735	$24,713	$20,167

Diluted earnings per share, as reported	$0.32	$0.25	$0.63	$0.47
Non-cash charge to value deferred tax assets, net, at new statutory Washington, DC rate of 0.0%, net of tax credits	—	0.03	—	0.06

Pro forma diluted earnings per share	$0.32	$0.28	$0.63	$0.53

The Company believes its calculation of pro forma net income and pro forma diluted earnings per share provides additional information about CEB’s ongoing operating performance and provides additional information to compare to prior periods. Pro forma financial results should not be considered as measures of financial performance under accounting principles generally accepted in the United States, and the items excluded from them are significant components in understanding and assessing financial performance. Because pro forma financial results are not measurements determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculations, they may not be comparable as presented to other similarly titled measures of other companies. The change in tax status for a new statutory Washington, D.C. income tax rate and other tax benefits available to the Company as a QHTC are discussed more fully in CEB’s filings with the Securities and Exchange Commission, including its 2003 annual report on Form 10-K.

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EXBD Announces Second-Quarter Results

July 26, 2004

THE CORPORATE EXECUTIVE BOARD COMPANY

Operating Statistic and Financial Highlights
(in thousands, except per share data)

	Selected	Three Months Ended		Selected	Six Months Ended
	Growth	June 30,		Growth	June 30,
	Rates	2004	2003	Rates	2004	2003
Operating Statistic

Contract value (1) (at period end)	32.1%	$255,507	$193,429

Financial Highlights
Revenues	33.5%	$67,198	$50,339	34.4%	$131,177	$97,622
Cost of services		22,232	17,037		43,632	33,155

Gross profit		44,966	33,302		87,545	64,467

Member relations and marketing		18,563	12,965		36,444	25,352
General and administrative		7,739	5,166		14,977	10,496
Depreciation		1,592	1,393		3,340	2,749
Stock option and related expenses		408	2		408	113

Income from operations	21.0%	16,664	13,776	25.7%	32,376	25,757

Other income, net		2,341	1,880		4,509	3,655

Income before provision for income taxes		19,005	15,656		36,885	29,412
Provision for income taxes		6,272	6,169		12,172	11,589

Net income	34.2%	$12,733	$9,487	38.7%	$24,713	$17,823

Basic earnings per share		$0.33	$0.25		$0.66	$0.48
Diluted earnings per share	28.0%	$0.32	$0.25	34.0%	$0.63	$0.47

Weighted average shares outstanding
Basic		38,151	37,372		37,697	37,298
Diluted		39,684	38,415		39,301	38,146

Pro forma net income	18.6%	$12,733	$10,735	22.5%	$24,713	$20,167
Pro forma diluted earnings per share	14.3%	$0.32	$0.28	18.9%	$0.63	$0.53

Percentages of Revenues
Gross profit		66.9%	66.2%		66.7%	66.0%
Member relations and marketing		27.6%	25.8%		27.8%	26.0%
General and administrative		11.5%	10.3%		11.4%	10.8%

(1)	We define “Contract value” as of the quarter-end as the aggregate annualized revenue attributed to all agreements in effect on such date, without regard to the remaining duration of any such agreement.

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EXBD Announces Second-Quarter Results

July 26, 2004

THE CORPORATE EXECUTIVE BOARD COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

		June 30, 2004		Dec. 31, 2003
		(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$	159,420	$	118,568
Marketable securities		45,505		11,859
Membership fees receivable, net		43,382		63,160
Deferred income taxes, net		34,984		30,972
Deferred incentive compensation		6,389		7,332
Prepaid expenses and other current assets		8,843		5,933

Total current assets		298,523		237,824

Deferred income taxes, net		7,923		6,701
Marketable securities		163,810		163,492
Property and equipment, net		18,132		15,465

Total assets	$	488,388	$	423,482

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable and accrued liabilities	$	15,580	$	12,480
Accrued incentive compensation		9,348		11,072
Deferred revenues		150,658		154,844

Total current liabilities		175,586		178,396

Other liabilities		3,089		3,093

Total liabilities		178,675		181,489

Stockholders’ equity		309,713		241,993

Total liabilities and stockholders’ equity	$	488,388	$	423,482

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EXBD Announces Second-Quarter Results

July 26, 2004

THE CORPORATE EXECUTIVE BOARD COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$24,713	$17,823
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	3,340	2,749
Deferred income taxes	11,388	11,468
Amortization of marketable securities premiums, net	1,460	870
Changes in operating assets and liabilities:
Membership fees receivable, net	19,778	22,326
Deferred incentive compensation	943	256
Prepaid expenses and other current assets	(2,910)	(2,697)
Accounts payable and accrued liabilities	2,996	(3,006)
Accrued incentive compensation	(1,724)	(3,675)
Deferred revenues	(4,186)	(10,052)
Other liabilities	4	245

Net cash flows provided by operating activities	55,802	36,307

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment, net	(6,007)	(3,172)
Maturity and sale (purchase) of marketable securities, net	(40,184)	(56,200)

Net cash flows used in investing activities	(46,191)	(59,372)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the exercise of common stock options	55,175	7,842
Proceeds from the issuance of common stock under the employee stock purchase plan	418	338
Purchase of treasury shares	(18,731)	(14,797)
Payment of dividends	(5,725)	—
Reimbursement of common stock offering costs	225	175
Payment of common stock offering costs	(121)	(159)

Net cash flows provided by (used in) financing activities	31,241	(6,601)

NET INCREASE (DECREASE) IN CASH AND
CASH EQUIVALENTS	40,852	(29,666)

Cash and cash equivalents, beginning of period	118,568	71,346

Cash and cash equivalents, end of period	$159,420	$41,680

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